FIFTH AMENDMENT TO THE
RUBY TUESDAY, INC.

MANAGEMENT RETIREMENT PLAN

        THIS FIFTH AMENDMENT is made on this 18th day of December, 1996, by RUBY TUESDAY, INC. (the ’Primary Sponsor’), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Management Retirement Plan (the "Plan"), which was established by indenture effective as of June 1, 1989;

        WHEREAS, the Primary Sponsor is the successor to Morrison Restaurants Inc. which effected that certain plan of distribution involving the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the ’Distributions’); and

        WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the Distributions will affect Plan participation by certain former employees of Morrison Restaurants Inc. who did not continue in the employment of Ruby Tuesday, Inc., as successor to Morrison Restaurants Inc., immediately following the Distributions;

        NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1.     By adding a new final sentence to Section 1.07, as follows:

“With respect to any Former Morrison Employee, Compensation shall not include any compensation paid during any Plan Year commencing prior to the effective date of the Distributions.”

2.     By adding a new Section 1.08A, as follows:

“1.08A Distributions means the distributions by Morrison Restaurants Inc. to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc.”

3.     By adding a new Section 1.11A, as follows:

“1.11A Former Morrison Employee means an employee of Morrison Restaurants Inc. at any time prior to the effective date of the Distributions who did not continue in the employ of Ruby Tuesday, Inc. immediately after the Distributions, but who subsequently has been rehired by Ruby Tuesday, Inc.”

4.     By adding a new final sentence to Section 1.22, as follows:

“Notwithstanding anything to the contrary herein, for purposes of determining Years of Credited Service, a Former Morrison Employee shall not be credited with any Hours of Service completed on or prior to the effective date of the Distributions.”

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fifth Amendment.

        IN WITNESS WHEREOF, the Primary Sponsor has caused this Fifth Amendment to be executed as of the day and year first above written.

         RUBY TUESDAY, INC.

         By: /s/ Samuel E. Beall, III

         Title: Chairman and Chief Executive Officer

ATTEST:

/s/ Philip G. Hunt

Title: Secretary

      [CORPORATE SEAL]